Exhibit 99.1
FOR IMMEDIATE RELEASE

Adams Resources & Energy, Inc. Announces Second Quarter 2024
Results and Declares Quarterly Dividend

Houston, Texas (Wednesday, August 7, 2024) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”), a company engaged in marketing, transportation, logistics and repurposing of crude oil, refined products and dry bulk materials, today announced operational and financial results for the quarter ended June 30, 2024. The Company also declared a quarterly cash dividend of $0.24 per common share.

Second Quarter 2024 Financial Summary

•Total revenue of $718.5 million
•Net loss of ($2.2) million, or ($0.87) per common share
•EBITDA of $3.7 million
•Adjusted EBITDA of $4.2 million, which excludes inventory valuation losses
•Cash and cash equivalents of $38.5 million, versus $33.3 million at December 31, 2023
•Liquidity of $88.5 million, versus $80.3 million at December 31, 2023
•Repaid an additional $3.0 million of principal under our Credit Facility
•Paid dividends of $0.24 per share

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA are non-generally accepted accounting principle (“non-GAAP”) financial measures that are defined and reconciled to net (losses) earnings in the financial tables later in this release.

“Our second quarter results reflect the prolonged weakness across the specialty chemicals market through a combination of lower demand, excess capacity, and continued inflationary pressures across our business as well as an additional $0.8 million of self-insurance retention expense,” said Kevin Roycraft, President and CEO of the Company. “We are encouraged by the increase in earnings from crude oil marketing operations, as higher oil prices compared to the prior-year quarter more than offset the lower volumes related to our exit of the Red River operations in the fourth quarter of 2023, and with the 23% sequential growth in the throughput and terminalling volumes at our Victoria Express pipeline.”

“We remain optimistic that conditions in the chemical transportation market will begin to improve in the latter half of 2024, but more so in early 2025 through improved macroeconomic conditions and with capacity continuing to exit the industry. Overall, we remain in a strong financial position to fund our operations and pay our quarterly dividend, which is a key component of our delivering long-term returns to our shareholders.”

Additional Operational Highlights

•Adams’ crude oil marketing subsidiary, GulfMark Energy, Inc. (“GulfMark”), marketed 67,099 barrels per day (“bpd”) of crude oil during the second quarter of 2024, compared to 92,152 bpd during the second quarter of 2023 and 64,634 bpd during the first quarter of 2024. The decrease in volumes compared to the prior year period was largely driven by GulfMark’s exit from the Red River trucking operations in the fourth quarter of 2023.

•The collective fleet of Service Transport Company (“Service Transport”), Adams’ liquid chemicals, pressurized gases, asphalt and dry bulk transportation subsidiary, traveled 6.32 million miles during the second quarter of 2024, versus 6.30 million miles during the second quarter of 2023 and 6.29 million miles during the first quarter of 2024.

•Throughput in Adams’ crude oil pipeline and storage segment, which includes the Victoria Express Pipeline System, was 13,881 bpd for the second quarter of 2024, compared to 8,560 bpd for the second quarter of 2023 and 11,256 bpd for the first quarter of 2024, and terminalling volumes were 16,660 bpd for the second quarter of 2024, compared to 10,785 bpd in the second quarter of 2023, and 11,544 bpd for the first quarter of 2024.

•Adams’ remained solidly positioned with 244,871 barrels of crude oil inventory at June 30, 2024, compared to 267,731 barrels at December 31, 2023.

Capital Investments and Dividends

During the second quarter of 2024, the Company had capital expenditures of $2.4 million primarily for the purchase of eleven tractors, two trailers and other various equipment and spending for the continuing construction of the Dayton facility. In addition, Adams paid dividends of $0.6 million, or $0.24 per common share.

As part of Adams’ on-going capital allocation strategy, the Board of Directors declared a quarterly cash dividend for the second quarter of 2024 of $0.24 per common share, payable on September 27, 2024, to shareholders of record as of September 13, 2024.

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release and accompanying schedules include the non-GAAP financial measures of earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. The accompanying schedules provide reconciliations of EBITDA and Adjusted EBITDA to net earnings (losses), their most directly comparable financial measure calculated and presented in accordance with GAAP. The Company defines EBITDA as net earnings (or losses) before interest income or expense, income tax and depreciation and amortization expense, and Adjusted EBITDA as EBITDA after removing the effects of inventory liquidation gains and valuation losses. Company management believes these measures are useful indicators of the financial performance of our business and uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against peer companies. Management also believes that EBITDA and Adjusted EBITDA are useful to investors as they are measures commonly used by other companies in our industry and provide a comparison for investors for the Company’s performance relative to its competitors. Our non-GAAP financial measures should not be considered as alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Adams’ non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Adams does.

Conference Call

The Company will host a conference call to discuss its second quarter results on Thursday, August 8, 2024 at 2:00 p.m. ET (1:00 p.m. CT). To participate in the live conference call, dial 1-844-413-3976 (Toll-Free) within the U.S., or 1-412-317-1802 (Toll-Required) outside the U.S., or log into the webcast, available on Adams’ investor relations website at adamsresources.com/investor-relations. A replay will also be available on the Company’s website or by dialing 1-877-344-7529 (Toll-Free) within the U.S., or 1-412-317-0088 (Toll-Required) outside the U.S. and entering code 1445408.

About Adams Resources & Energy, Inc.

Adams Resources & Energy, Inc. is engaged in crude oil marketing, transportation, terminalling and storage, tank truck transportation of liquid chemicals and dry bulk, interstate bulk transportation logistics of crude oil, condensate, fuels, oils and other petroleum products and recycling and repurposing of off-specification fuels, lubricants, crude oil and other chemicals through its subsidiaries, GulfMark Energy, Inc., Service Transport Company, Victoria Express Pipeline, LLC, GulfMark Terminals, LLC, Firebird Bulk Carriers, Inc. and Phoenix Oil, Inc. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, capital deployment plans and other aspects of our operations or operating results as well as future industry developments and economic conditions. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results or conditions, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, and any other risk factors included in Adams’ reports filed with the Securities and Exchange Commission. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609

Investor Relations Contact

John Beisler or Steven Hooser
Three Part Advisors
(817) 310-8776

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Marketing	$682,825	$585,272	$1,306,649	$1,193,748
Transportation	22,756	24,452	45,987	50,897
Pipeline and storage	20	249	24	249
Logistics and repurposing	12,892	14,793	26,883	30,034
Total revenues	718,493	624,766	1,379,543	1,274,928

Costs and expenses:
Marketing	675,809	579,753	1,291,400	1,184,247
Transportation	19,356	20,260	39,506	42,673
Pipeline and storage	942	753	1,639	1,691
Logistics and repurposing	14,187	13,202	28,024	26,327
General and administrative	4,454	1,715	9,235	6,487
Depreciation and amortization	6,180	7,303	12,535	14,353
Total costs and expenses	720,928	622,986	1,382,339	1,275,778

Operating (losses) earnings	(2,435)	1,780	(2,796)	(850)

Other income (expense):
Interest and other income	573	570	1,134	774
Interest expense	(671)	(802)	(1,464)	(1,498)
Total other income (expense), net	(98)	(232)	(330)	(724)

(Losses) Earnings before income taxes	(2,533)	1,548	(3,126)	(1,574)
Income tax benefit (provision)	304	(721)	399	402

Net (losses) earnings	$(2,229)	$827	$(2,727)	$(1,172)

(Losses) Earnings per share:
Basic net losses (earnings) per common share	$(0.87)	$0.33	$(1.06)	$(0.46)
Diluted net losses (earnings) per common share	$(0.87)	$0.32	$(1.06)	$(0.46)

Dividends per common share	$0.24	$0.24	$0.48	$0.48

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$38,512	$33,256
Restricted cash	11,124	11,990
Accounts receivable, net of allowance for credit losses	171,735	164,295
Inventory	19,895	19,827
Income tax receivable	109	—
Prepayments and other current assets	3,328	3,103
Total current assets	244,703	232,471

Property and equipment, net	100,426	105,065
Operating lease right-of-use assets, net	4,702	5,832
Intangible assets, net	7,144	7,985
Goodwill	6,673	6,673
Other assets	3,061	3,308
Total assets	$366,709	$361,334

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$203,833	$183,102
Current portion of finance lease obligations	6,075	6,206
Current portion of operating lease liabilities	2,096	2,829
Current portion of long-term debt	2,500	2,500
Other current liabilities	16,484	16,150
Total current liabilities	230,988	210,787
Other long-term liabilities:
Long-term debt	13,125	19,375
Asset retirement obligations	2,545	2,514
Finance lease obligations	16,567	19,685
Operating lease liabilities	2,617	3,006
Deferred taxes and other liabilities	11,637	13,251
Total liabilities	277,479	268,618

Commitments and contingencies

Shareholders’ equity	89,230	92,716
Total liabilities and shareholders’ equity	$366,709	$361,334

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Operating activities:
Net losses	$(2,229)	$827	$(2,727)	$(1,172)
Adjustments to reconcile net losses to net cash
provided by (used in) operating activities:
Depreciation and amortization	6,180	7,303	12,535	14,353
Gains on sales of property	(518)	(735)	(855)	(766)
Provision for credit losses	(52)	(7)	(75)	(10)
Stock-based compensation expense	451	372	758	655
Change in contingent consideration liability	—	(2,566)	—	(2,566)
Deferred income taxes	(1,119)	654	(1,623)	(770)
Net change in fair value contracts	—	187	—	(300)
Changes in assets and liabilities:
Accounts receivable	13,613	(300)	(7,365)	30,616
Accounts receivable/payable, affiliates	—	—	—	(31)
Inventories	7,431	(4,248)	(68)	396
Income tax receivable	(109)	(469)	(109)	(469)
Prepayments and other current assets	(790)	420	(225)	510
Accounts payable	(15,619)	(28,953)	20,672	(41,606)
Accrued liabilities	992	(50)	393	(2,564)
Other	84	250	67	116
Net cash provided by (used in) operating activities	8,315	(27,315)	21,378	(3,608)

Investing activities:
Property and equipment additions	(2,358)	(4,008)	(8,510)	(5,908)
Proceeds from property sales	1,348	1,003	2,310	1,444
Net cash used in investing activities	(1,010)	(3,005)	(6,200)	(4,464)

Financing activities:
Borrowings under Credit Agreement	—	20,000	—	38,000
Repayments under Credit Agreement	(3,625)	(20,625)	(6,250)	(39,250)
Principal repayments of finance lease obligations	(1,696)	(1,671)	(3,249)	(3,247)
Net proceeds from sale of equity	—	—	—	549
Dividends paid on common stock	(615)	(608)	(1,289)	(1,289)
Net cash used in financing activities	(5,936)	(2,904)	(10,788)	(5,237)

Increase (Decrease) in cash and cash equivalents, including restricted cash	1,369	(33,224)	4,390	(13,309)
Cash and cash equivalents, including restricted cash, at beginning of period	48,267	50,982	45,246	31,067
Cash and cash equivalents, including restricted cash, at end of period	$49,636	$17,758	$49,636	$17,758

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Reconciliation of EBITDA and Adjusted EBITDA
to Net (Losses) Earnings:
Net (losses) earnings	$(2,229)	$827	$(2,727)	$(1,172)
Add (subtract):
Interest income	(573)	(570)	(1,134)	(774)
Interest expense	671	802	1,464	1,498
Income tax (benefit) expense	(304)	721	(399)	(402)
Depreciation and amortization	6,180	7,303	12,535	14,353
EBITDA	$3,745	$9,083	$9,739	$13,503
Inventory liquidation gains	—	—	(1,297)	—
Inventory valuation losses	456	951	—	1,968
Adjusted EBITDA	$4,201	$10,034	$8,442	$15,471

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